                                                                     EXHIBIT (N)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-2 (1933 Act File No. 333-3268) of Eaton Vance Prime Rate Reserves of our reports each dated February 11, 2000, of Senior Debt Portfolio and Eaton Vance Prime Rate Reserves included in the Annual Report to Shareholders for the year ended December 31, 1999.

We also consent to the reference to our Firm under the heading "Financial Highlights" in the Prospectus and under the heading "Other Service Providers" in the Statement of Additional Information of the Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Boston, Massachusetts
June 14, 2000